EXHIBIT 99.1

              TAG-IT PACIFIC, INC. ANNOUNCES FIRST QUARTER RESULTS


Tag-It Pacific, Inc. (AMEX: TAG), owner of Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel, today announced its financial results for first quarter of 2006.

For the three months ended March 31, 2006 the Company reported net sales of $10,638,000, reflecting an increase of $1.5 million, or 16% over the previous three months ended December 31, 2005. The sales for the first quarter of 2006 were $2.4 million lower than sales for the three months ended March 31, 2005. "Our sales for the first quarter of the year are seasonally one of the lower quarters within the year, and we were generally pleased with the quarter's performance," commented Stephen Forte, the Company's CEO. The Company's sales have followed the overall apparel manufacturing market during the last year as manufacturing has shifted from the Latin American countries to Asia and other parts of the world. Sales within Mexico and the Dominican Republic for the three months ended March 31, 2006 were $2.8 million as compared to $5.8 million for comparable sales in the same period in 2005. Sales within Asia for the three months ended March 31, 2006 were $6.3 million as compared to $4.3 million for comparable sales in the same period in 2005. While the Company's Asian operations have grown with this market shift, the Company has not fully regained the volume losses arising from the decline within the Mexican marketplace or the restructuring in 2005 that eliminated assembly operations in Mexico and manufacturing operations in the U.S. Gross margin for the first quarter of 2005 was $2,843,000, or 26.7% sales as compared to $3,252,000, or 24.9% for the same period in 2005. The gross margin rate improvement for the period substantially offset the lower revenues reported for the period as compared to the prior year. The Company's gross margin improvement resulted from lower costs associated with assembly and manufacturing operations in 2005, as well as the Company's strategic focus on higher margin sales.

For the three months ended March 31, 2006 the Company reported a net loss of $729,000 or $0.04 per share as compared to a net loss of $1,648,000 or $0.09 per share for the same period in 2005. The net loss for the current year includes $119,000 as a result of the Company's required adoption in 2006 of FAS 123R which requires the recognition of non-cash compensation expense associated with stock and options granted to employees, directors or consultants. "The loss from operations for the quarter represents an $800,000 improvement over the first quarter of the prior year," Mr. Forte stated. "This improvement is after absorbing a $500,000 increase in professional, legal and audit costs during the quarter from the prior year which we believe will likely not reoccur in the future."

"We believe the restructuring plan we implemented within the 3rd quarter of 2005 is beginning to yield many of the earnings improvements and benefits we expected," Mr. Forte said, "and we believe our strategic focus on growing our business through quality, more profitable sales will continue to build shareholder confidence and value."

TELECONFERENCE INFORMATION

Management will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today, Wednesday, May 24, 2006 to discuss 2006 first quarter results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-858-4723. International callers should dial 973-935-8508. There is no pass code required for this call. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 31, 2006 midnight Eastern time and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), pass code
7427830.

ABOUT TAG-IT PACIFIC, INC.

Tag-It distributes zippers under its Talon(TM) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JCPenney. Tag-It also supplies a full range of trim items to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, New York & Co., Victoria's Secret and House of Dereon, among others.

FORWARD LOOKING STATEMENTS:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include projected the effects of the Company's restructuring and seasonality of our business and expected professional and litigation costs in future periods. Factors which could cause actual results to differ materially from these forward-looking statements include an unfavorable outcome in litigation in which we are party, the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results and our management of the restructuring plan. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
Tag-It Pacific, Inc.
Rayna Long, 818-444-4128
rlong@tagitpacific.com
..

                                 TABLES ATTACHED


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


                              TAG-IT PACIFIC, INC.
                           CONSOLIDATED BALANCE SHEETS

                                   (unaudited)

                                                     March 31,      December 31,
                                                       2006            2005
                                                   ------------    ------------
                    Assets
Current Assets:
   Cash and cash equivalents ...................   $  3,026,623    $  2,277,397
   Trade accounts receivable, net ..............      6,278,327       5,652,990
   Note receivable .............................        942,309         662,369
   Inventories .................................      4,688,671       5,573,099
   Prepaid expenses and other current assets ...        275,381         618,577
                                                   ------------    ------------
     Total current assets ......................     15,211,311      14,784,432

Property and equipment, net of accumulated
   depreciation and amortization ...............      6,179,314       6,438,096
Fixed assets held for sale .....................        826,904         826,904
Note receivable, less current portion ..........      2,477,359       2,777,631
Due from related parties .......................        679,795         730,489
Other intangible assets, net ...................      4,233,250       4,255,125
Other assets ...................................        538,546         508,117
                                                   ------------    ------------
Total assets ...................................   $ 30,146,479    $ 30,320,794
                                                   ============    ============
     Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable ............................   $  6,096,011    $  6,719,226
   Accrued legal costs .........................      2,640,783       2,520,111
   Other accrued expenses ......................      5,323,166       4,168,552
   Demand notes payable to related parties .....        664,971         664,971
   Current portion of capital lease obligations         441,086         590,884
   Current portion of notes payable ............        189,927         186,837
                                                   ------------    ------------
     Total current liabilities .................     15,355,944      14,850,581

Capital lease obligations, less current portion         757,752         856,495
Notes payable, less current portion ............      1,212,361       1,261,018
Secured convertible promissory notes ...........     12,448,624      12,440,623
                                                   ------------    ------------
     Total liabilities .........................     29,774,681      29,408,717
                                                   ------------    ------------
Contingencies and guarantees - (Note 4) ........           --              --

Stockholders' equity:
   Preferred stock, Series A $0.001 par value;
     250,000 shares authorized,
     no shares issued or outstanding ...........           --              --
   Common stock, $0.001 par value, 30,000,000
     shares authorized; 18,241,045 shares
     issued and outstanding at March 31, 2006;
     18,241,045 at December 31, 2005 ...........         18,241          18,241
   Common stock, issuable under grants, 227,635
     shares at March 31, 2006 ..................        102,725            --
   Additional paid-in capital ..................     51,414,277      51,327,878
   Accumulated deficit .........................    (51,163,445)    (50,434,042)
                                                   ------------    ------------
Total stockholders' equity .....................        371,798         912,077
                                                   ------------    ------------
Total liabilities and stockholders' equity .....   $ 30,146,479    $ 30,320,794
                                                   ============    ============


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


                              TAG-IT PACIFIC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                  Three Months Ended March 31,
                                                ------------------------------
                                                    2006              2005
                                                ------------      ------------

Net sales ..................................     $ 10,638,216      $ 13,055,277
Cost of goods sold .........................        7,795,491         9,803,454
                                                 ------------      ------------
     Gross profit ..........................        2,842,725         3,251,823

Selling expenses ...........................          545,625           742,334
General and administrative expenses ........        2,817,131         3,727,260
                                                 ------------      ------------
     Total operating expenses ..............        3,362,756         4,469,594

Loss from operations .......................         (520,031)       (1,217,771)
Interest expense, net ......................          209,372           268,655
                                                 ------------      ------------
Loss before income taxes ...................         (729,403)       (1,486,426)
Provision for income taxes .................             --             162,017
                                                 ------------      ------------
     Net loss ..............................     $   (729,403)     $ (1,648,443)
                                                 ============      ============

Basic loss per share .......................     $      (0.04)     $      (0.09)
                                                 ============      ============
Diluted loss per share .....................     $      (0.04)     $      (0.09)
                                                 ============      ============

Weighted average number of common
  shares outstanding:
     Basic .................................       18,241,045        18,179,426
                                                 ============      ============
     Diluted ...............................       18,241,045        18,179,426
                                                 ============      ============


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